Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kenexa Corporation

Wayne, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2005, except for Note 14, which is as of April 8, 2005 and May 27, 2005, relating to the consolidated financial statements, and schedules of Kenexa Corporation appearing in the Company’s Annual Report on Form S-1 for the year ended December 31, 2004.

We also consent to the reference to us under caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Philadelphia, Pennsylvania

November 4, 2005